EXHIBIT 10.2

                  INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

         AGREEMENT dated as of April 8, 1999 among Alliance Capital Management L.P., a Delaware limited partnership ("Alliance Holding"), Alliance Capital Management L.P. II, a Delaware limited partnership ("Alliance Capital"), and The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation ("Equitable Life").


                             W I T N E S S E T H :

         WHEREAS, Equitable Life, Alliance Holding and Alliance Capital have agreed that, subject to terms and conditions to be agreed among them, Alliance Holding will transfer its business to Alliance Capital in exchange for (i) 100% of the units of limited partnership interest in Alliance Capital and (ii) a general partnership interest representing a one percent economic interest in Alliance Capital (the "Transfer");

         WHEREAS, in connection with the Transfer, Equitable Life and Alliance Holding have agreed that, subject to terms and conditions to be agreed among them, Alliance Holding will offer to all of its Unitholders (as defined below), pursuant to a registered exchange offer (the "Exchange Offer"), a one time election to exchange their Units (as defined below) in Alliance Holding for units of limited partnership interest in Alliance Capital on a one-for-one basis;

         WHEREAS, Equitable Life owns, directly or indirectly, approximately 57% of the Units in Alliance Holding, and intends to exchange substantially all of such Units for units of limited partnership interest in Alliance Capital;

         WHEREAS, as consideration for the agreement of Alliance Holding and Alliance Capital to implement the Transfer and the Exchange Offer (subject to, among other things, the approval of a majority of Alliance Holding's public Unitholders (as defined below)), Equitable Life has agreed to indemnify and reimburse, or to cause to be indemnified and reimbursed, Alliance Holding, Alliance Capital and certain of their affiliates for certain costs and expenses associated therewith, under the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, and for other good and valuable consideration, the adequacy of which is acknowledged, the parties hereto agree as follows:


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         SECTION 1.  Definitions.  The following terms, as used herein, have the following meanings:

         "ACMC" means Alliance Capital Management Corporation, the general partner of Alliance Holding and Alliance Capital.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that for purposes of this Agreement none of Alliance Holding, Alliance Capital, or ACMC or any Person employed by Alliance Holding, Alliance Capital or ACMC shall be considered an Affiliate of Equitable Life. For purposes of this definition, the term "control" as used with respect to any Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

         "Alliance Capital Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Alliance Capital to be entered into in connection with the Reorganization, as it may be amended, supplemented or restated from time to time.

         "Alliance Holding Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Alliance Holding to be entered into in connection with the Reorganization, as it may be amended, supplemented or restated from time to time.

         "Alliance Indemnitees" has the meaning set forth in Section 3 of this Agreement.

         "Effective Time" means the effective time of the closing under the Agreement and Plan of Reorganization to be entered into by ACMC, Alliance Holding, Alliance Capital and Equitable Life and which will provide for the Transfer.

         "Exchange Offer" has the meaning set forth in the recitals to this Agreement.

         "Internal Costs" has the meaning set forth in Section 2 of this Agreement.

         "Losses" has the meaning set forth in Section 3 of this Agreement.

         "Person" means any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

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         "Reorganization" means the Transfer, the Exchange Offer, the adoption of the Alliance Holding Partnership Agreement and all other transactions or actions contemplated by the Agreement and Plan of Reorganization to be entered into by ACMC, Alliance Holding, Alliance Capital and Equitable Life.

         "Reorganization Costs" has the meaning set forth in Section 2 of this Agreement.

         "Reorganization Filings" means, collectively, (i) the Proxy Statement/Prospectus to be filed by Alliance Holding and Alliance Capital,
(ii) the Registration Statement on Form S-4 to be filed by Alliance Capital,
(iii) the Exchange Offer/Prospectus to be filed by Alliance Holding and Alliance Capital and (iv) the Schedule 13E-4 filing to be made by Alliance Holding and Alliance Capital, each in connection with the Reorganization.

         "Specified Proceeding" has the meaning set forth in Section 3 of this Agreement.

         "Tax Loss" has the meaning set forth in Section 3 of this Agreement.

         "Unit" shall have the meaning assigned to such term in the Alliance Holding Partnership Agreement.

         "Unitholder" shall have the meaning assigned to such term in the Alliance Holding Partnership Agreement.

         SECTION 2. Payment of Transaction Costs. (a) Except as otherwise set forth in this Agreement, Equitable Life hereby agrees to pay or reimburse, or to cause to be paid or reimbursed, Alliance Holding, Alliance Capital or ACMC for all out-of-pocket costs and expenses incurred on or after June 15, 1998 by Alliance Holding, Alliance Capital or ACMC (without duplication) in connection with the consideration and implementation of the Reorganization (the "Reorganization Costs"), including, without limitation, all costs and expenses incurred on or after June 15, 1998 and paid to third parties (i) in connection with or relating to the formation or capitalization of Alliance Capital, (ii) in connection with or relating to the preparation and negotiation of any documents relating to the Reorganization, (iii) in connection with or relating to holding a special meeting of Unitholders and obtaining Unitholder approval of the Transfer and the Alliance Holding Partnership Agreement, (iv) in connection with or relating to obtaining Alliance Holding client and other consents to the Transfer, (v) in connection with or relating to the making and consummation of the Exchange Offer, and (vi) in connection with or relating to the retention of financial, legal, accounting and other advisors of Alliance Holding, Alliance Capital or ACMC in


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connection with the Reorganization. The parties agree that Equitable Life's obligations under this Section 2 shall be effective without regard to whether
(i) the Reorganization Costs were incurred prior to the date hereof, (ii) the Reorganization Costs were incurred during the preparation and implementation of, or after consummation of, the Reorganization, or (iii) the Reorganization is in fact consummated or abandoned. ACMC, Alliance Capital or Alliance Holding, as the case may be, shall from time to time provide to Equitable Life copies of receipts or other evidence of the incurrence of Reorganization Costs. Equitable Life shall pay or reimburse, or cause to be paid or reimbursed, ACMC, Alliance Capital or Alliance Holding, as the case may be, for such Reorganization Costs within 60 days after the receipt of such receipts or other evidence of incurrence of such Reorganization Costs.

         (b) Equitable Life shall make or cause to be made a payment of $3,000,000 to Alliance Capital in respect of costs and expenses incurred on or after June 15, 1998, including salaries and overhead, the use of the facilities and general operating expenses of Alliance Holding, Alliance Capital and ACMC and the work of the officers and employees of Alliance Holding, Alliance Capital and ACMC in connection with the consideration and implementation of the Reorganization ("Internal Costs"). Notwithstanding Subsection 2(a) hereof, Equitable Life's obligation to pay or reimburse, or cause to be paid or reimbursed, Alliance Holding, Alliance Capital or ACMC for any Internal Costs shall be limited to the obligation set forth in this Subsection 2(b). Equitable Life shall make or cause to be made such payment to Alliance Capital immediately following the Effective Time by wire transfer in immediately available funds; provided that, if the Reorganization is abandoned, Equitable Life (i) shall not be obligated to make or cause to be made any payment in respect of Internal Costs if the decision to abandon is made prior to the occurrence of the special meeting of Unitholders in connection with the Reorganization and (ii) shall be obligated to make or cause to be made a payment of only $1,500,000 in respect of Internal Costs if the decision to abandon is made after the date of the special meeting of Unitholders in connection with the Reorganization (which payment shall be made to Alliance Holding by wire transfer in immediately available funds promptly after the decision to abandon is made).

         (c) Notwithstanding anything in this Agreement to the contrary, Equitable Life shall not be obligated to indemnify, reimburse or pay, or cause to be indemnified, reimbursed or paid under this Section 2, any cost and expenses, including Reorganization Costs, (i) resulting from any actual or potential loss of clients or potential clients (including any revenues derived or expected to be derived therefrom) or (ii) attributable to any incremental costs and expenses of maintaining and operating both Alliance Holding and Alliance Capital over the costs of maintaining and operating Alliance Holding.


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         SECTION 3. Indemnification Against Transaction Risks. (a) Except as
set forth in Subsection 3 (b) below, Equitable Life hereby: (i) indemnifies, on an after-tax basis, each of Alliance Holding, Alliance Capital, ACMC and their respective subsidiaries and the directors, officers and employees of Alliance Holding, Alliance Capital, ACMC or such subsidiaries (the "Alliance Indemnitees") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Losses") incurred or suffered by any Alliance Indemnitee, directly or indirectly, in connection with any claim, action, suit, proceeding or hearing in connection with or arising out of the Reorganization conducted, brought, instituted, threatened or asserted by any Person in which an Alliance Indemnitee may be involved, or threatened to be involved, as a party or otherwise (a "Specified Proceeding"); and (ii) indemnifies, on an after-tax basis, Alliance Holding against and agrees to hold it harmless from (A) any federal tax imposed under Section 7704(g) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof (whether at the current 3.5% rate or at any higher or lower rate that may be effective in the future and whether imposed under current law or pursuant to a legislative or regulatory amendment) payable by Alliance Holding in respect of Equitable Life's share (or any of its Affiliate's share) of Alliance Capital's income that is subjected to tax under such provision, (B) any increase in the aggregate amount of federal, state or local income or alternative minimum tax payable (x) by Alliance Holding and (y) by Alliance Capital in respect of income allocable to Alliance Holding in the event that either Alliance Holding or Alliance Capital (or both) is (or are) treated as a corporation under current tax law either as a result of the Reorganization or as a result of transfers of interests in Alliance Capital (provided that no modification, restructuring or reorganization of Alliance Holding or Alliance Capital, or both, effected pursuant to Section 2.05 of the Alliance Holding Partnership Agreement or Section 2.05 of the Alliance Capital Partnership Agreement, or any successor provision of either such provision, shall relieve Equitable Life of any liability under clause (ii) of this Subsection 3(a)) and (C) any interest, penalties or additions to tax, and any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses), losses, damages, assessments, settlements or judgments, arising out of or incident to the imposition, assessment or assertion of any tax described in (A) or (B) (the sum of (A), (B) and (C) being referred to herein as a "Tax Loss"), provided that Equitable Life shall have no obligation to indemnify Alliance Holding for any Tax Loss to the extent that Alliance Capital has reimbursed Alliance Holding for such Tax Loss. Equitable Life agrees that the right to indemnification against Losses conferred under clause (i) of this subsection 3(a) shall (I) be effective without regard to whether (x) such Losses were incurred or suffered prior to the date hereof (except that Equitable Life shall have no obligation to indemnify any Alliance Indemnitee for Losses incurred or suffered


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prior to June 15, 1998), (y) such Losses were incurred or suffered during the preparation and implementation of, or after consummation of, the Reorganization, and (z) the Reorganization is in fact consummated or abandoned, and (II) include the right to be reimbursed for any expenses incurred in connection with any Specified Proceeding in advance of its final disposition.

          (b) Notwithstanding any other provision of this Agreement, Equitable Life shall not indemnify or contribute to (i) any Alliance Indemnitee for any taxes arising from any future legislative or regulatory changes (other than as contemplated by clause (ii)(A) of Subsection 3(a) above) or (ii) any Alliance Indemnitee for any Losses to the extent caused by any untrue statement of a material fact contained in any Reorganization Filing or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading which statement or omission is contained in or omitted from public filings of Alliance Holding with the Securities and Exchange Commission incorporated by reference in such Reorganization Filing (other than, with respect to any such filing, in statements provided to Alliance Holding for inclusion therein by Equitable Life or its Affiliates or omissions in such material made by Equitable Life or its Affiliates).

         SECTION 4. Procedures for Specified Proceedings. (a) Alliance Holding and Alliance Capital agree to give prompt written notice to Equitable Life if any Specified Proceeding is conducted, brought, threatened or asserted by any Person, and promptly to provide Equitable Life such information with respect thereto as Equitable Life may reasonably request. Failure to provide notice shall not affect Equitable Life's obligations hereunder except to the extent Equitable Life is materially and adversely affected thereby.

          (b) Except as otherwise set forth in this Section 4, Equitable Life shall have the right, at Equitable Life's expense, to participate in and control the defense of any Specified Proceeding and, in connection therewith, to retain counsel reasonably satisfactory to Alliance Holding and Alliance Capital to represent the Alliance Indemnitees involved in such Specified Proceeding. If Equitable Life does assume such defense, it shall indemnify and hold harmless each Alliance Indemnitee from any and all Losses arising out of any settlement or judgment of such Specified Proceeding and may not claim that it does not have any indemnification obligation with respect thereto; provided that Equitable Life may disclaim such indemnification obligation if (i) promptly after Equitable Life becomes aware or should have become aware of facts and circumstances forming a basis for a claim that Equitable Life does not have an indemnification obligation, but in no event later than eighteen months after assuming such defense, Equitable Life notifies such Alliance Indemnitee in writing that it disclaims such indemnification obligation, and
(ii) the defense of the claim against such Alliance


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Indemnitee is not materially adversely impacted by such disclaimer of indemnification obligation. For purposes of the foregoing sentence, a change in counsel shall not be deemed to materially adversely impact any Alliance Indemnitee. Equitable Life shall keep each such Alliance Indemnitee advised of the status of such Specified Proceeding and the defense thereof and shall consider in good faith recommendations made by such Alliance Indemnitee with respect thereto.

         (c) Equitable Life shall not be entitled to assume or maintain control of the defense of any Specified Proceeding and shall pay, to the extent otherwise provided by this Agreement, the reasonable fees and expenses of counsel retained by the Alliance Indemnitee (which counsel shall be reasonably satisfactory to Equitable Life) (i) to the extent that the Specified Proceeding relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (ii) to the extent that the Specified Proceeding seeks an injunction or equitable relief against the Alliance Indemnitee Party or (iii) if Equitable Life has failed or is failing to prosecute or defend diligently the Specified Proceeding.

          (d) In any Specified Proceeding, any Alliance Indemnitee shall have the right to retain its own counsel at its own expense; provided that the reasonable fees and expenses of such Alliance Indemnitee's counsel shall be at the expense of Equitable Life, to the extent otherwise provided by this Agreement, if (i) Equitable Life and such Alliance Indemnitee shall have mutually agreed to the retention of such counsel, (ii) such fees and expenses were incurred by the Alliance Indemnitee after the date that Equitable Life receives written notice of such Specified Proceeding pursuant to Subsection 4(a) and prior to the date Equitable Life assumes control of the defense of such Special Proceeding, (iii) Equitable Life has failed, within a reasonable time after having been notified of the existence of a Specified Proceeding, to assume the defense of such Specified Proceeding, or (iv) the named parties to any such Specified Proceeding (including any impleaded parties) include both Equitable Life (or any Affiliate of Equitable Life) and such Alliance Indemnitee and representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them.

         (e) Equitable Life shall not be liable for any settlement of any Specified Proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, Equitable Life agrees to indemnify each Alliance Indemnitee from and against all Losses by reason of such settlement or judgment, to the extent otherwise provided by this Agreement. Equitable Life shall not effect any settlement of any pending or threatened Specified Proceeding in respect of which any Alliance Indemnitee is seeking indemnification hereunder without the prior written consent of each such Alliance Indemnitee (which consent shall not be


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unreasonably withheld or delayed by any such Alliance Indemnitee), unless such settlement includes a full and final release of such Alliance Indemnitee from all liability and claims that are the subject matter of such Specified Proceeding and does not impose injunctive or other equitable relief against such Alliance Indemnitee.

         (f) The parties shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Specified Proceeding and shall promptly furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith; provided that neither Equitable Life nor any Alliance Indemnitee shall be required to waive any privilege in connection therewith.

         SECTION 5. Procedures for Tax Losses. (a) Alliance Holding agrees to give prompt notice to Equitable Life of any Tax Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which Alliance Holding believes it may seek indemnity under clause (ii) of Subsection 3(a) hereof, and agrees to give Equitable Life such information with respect thereto as Equitable Life may reasonably request. Failure to provide notice shall not affect Equitable Life's obligations hereunder except to the extent Equitable Life is materially and adversely affected thereby.

         (b) Equitable Life may, at its own expense, participate in and, upon notice to Alliance Holding, assume the defense of, any such suit, action or proceeding, including any tax audit; provided that (i) Equitable Life's counsel is reasonably satisfactory to Alliance Holding, (ii) Equitable Life shall thereafter consult with Alliance Holding upon Alliance Holding's reasonable request for such consultation from time to time with respect to such suit, action or proceeding, (iii) Equitable Life shall not agree to any settlement with respect to any tax without the consent of Alliance Holding (which consent shall not be unreasonably withheld or delayed), provided that if Alliance Holding does not consent to any settlement of a claim or claims that give rise to any Tax Loss and such settlement does not involve the settlement of any claim or claims that do not give rise to any Tax Loss, Equitable Life's liability under this Agreement with respect to such claim or claims shall be limited to the liability that Equitable Life would have incurred under this Agreement had such suit, action or proceeding been terminated or settled on the proposed terms, and (iv) Equitable Life shall not be entitled to assume or maintain control of any such defense and shall pay the reasonable fees and expenses of counsel retained by Alliance Holding, to the extent otherwise provided by this Agreement, if Equitable Life has failed or is failing to prosecute or defend diligently the defense of such action.


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         (c) If Equitable Life assumes any such defense, (i) Alliance Holding shall have the right (but not the duty) to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by Equitable Life; provided that the reasonable fees and expenses of Alliance Holding's counsel shall be at the expense of Equitable Life if (x) Equitable Life and Alliance Holding shall have mutually agreed to the retention of such counsel and (y) such fees and expenses were incurred by Alliance Holding after the date that Equitable Life receives written notice of such Specified Proceeding pursuant to Subsection 4(a) and prior to the date Equitable Life assumes control of such defense, and (ii) Equitable Life shall not assert that the Tax Loss, or any portion thereof, with respect to which Alliance Holding seeks indemnification is not within the ambit of Section 3 hereof. If Equitable Life does not elect to assume any such defense, Alliance Holding shall not agree to any settlement without the prior written consent of Equitable Life (which consent shall not be unreasonably withheld or delayed).

         (d) The parties shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any such action and shall promptly furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith; provided that neither Equitable Life nor Alliance Holding shall be required to waive any privilege in connection therewith.

           SECTION 6. Contribution. To the extent the indemnification provided for in clause (i) of Subsection 3(a) is unavailable to an Alliance Indemnitee or insufficient in respect of any Losses referred to therein, then Equitable Life, in lieu of indemnifying such Alliance Indemnitee thereunder, shall contribute to the amount paid or payable by such Alliance Indemnitee as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by Equitable Life on the one hand and the Alliance Indemnitee on the other hand from the Reorganization or (ii) if the allocation provided by clause (i) hereof is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) hereof but also the relative fault of Equitable Life on the one hand and of the Alliance Indemnitee on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.

            SECTION 7. Representations and Warranties of Alliance Holding and Alliance Capital. Each of Alliance Holding and Alliance Capital represents and warrants to Equitable Life that:

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          (a) Partnership Existence; Authorization. Such Person is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby are within such Person's partnership powers and have been duly authorized by all necessary partnership action. The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official. This Agreement constitutes a valid and binding agreement of Alliance Holding and Alliance Capital.

          (b) Noncontravention. The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its limited partnership agreement or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to it.

         SECTION 8. Representations and Warranties of Equitable Life. Equitable Life represents and warrants to Alliance Holding and Alliance Capital that:

          (a) Corporate Existence; Authorization. Equitable Life is a corporation duly incorporated, validly existing and in good standing under the laws of New York. The execution, delivery and performance by Equitable Life of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Equitable Life and have been duly authorized by all necessary corporate action on the part of Equitable Life. The execution, delivery and performance by Equitable Life of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official. This Agreement constitutes a valid and binding agreement of Equitable Life.

          (b) Noncontravention. The execution, delivery and performance by Equitable Life of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Equitable Life or (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree applicable to Equitable Life.

         SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Alliance Holding or to Alliance Capital, to: Alliance Capital Management L.P. or Alliance Capital Management L.P. II, as the case may be, c/o Alliance Capital Management Corporation, 1345 Avenue of the Americas, New

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York, New York 10105, Attn: General Counsel, Fax: (212) 969-1334, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017,
Attn: Phillip R. Mills, Fax: (212) 450-4800; and if to Equitable Life, to: The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104, Attn: General Counsel, Fax: (212) 707-
1935, with a copy to: Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, Attn: Allan R. Williams, Fax: (212) 969-2900. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any amendment that would materially affect the rights and obligations of the parties hereto shall require the unanimous approval of the board of directors of ACMC. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 13. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have

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to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9 shall be deemed effective service of process on such party.

         SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

         SECTION 17. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ALLIANCE CAPITAL MANAGEMENT
                                              L.P.

                                        By: ALLIANCE CAPITAL MANAGEMENT
                                               CORPORATION, its general partner


                                        By: /s/ John D. Carifa
                                            -----------------------------------
                                            Name:  John D. Carifa
                                            Title: President


                                        ALLIANCE CAPITAL MANAGEMENT
                                              L.P. II

                                        By: ALLIANCE CAPITAL MANAGEMENT
                                               CORPORATION, its general partner



                                        By: /s/ John D. Carifa
                                            -----------------------------------
                                            Name:  John D. Carifa
                                            Title: President


                                        THE EQUITABLE LIFE ASSURANCE
                                              SOCIETY OF THE UNITED STATES



                                        By: /s/ Stanley B. Tulin
                                            -----------------------------------
                                            Name:  Stanley B. Tulin
                                            Title: Vice Chairman and
                                                   Chief Financial Officer